Exhibit 99.1

12600 Hill Country Blvd. Suite R-100, Austin, Texas 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS THIRD QUARTER 2015 RESULTS

Adjusted FFO per share up 24.4 percent to $0.37 per share;

Adjusted EBITDA climbs 19.1 percent to $43.7 million

Austin, Texas, November 2, 2015 --- Summit Hotel Properties, Inc. (NYSE:INN) (the “Company”) today announced results for the third quarter 2015.

“We are very pleased with our third quarter results, including our 4.9 percent pro forma RevPAR growth, which comes on top of the outsized RevPAR growth of 15.1 percent our portfolio delivered in the comparable period of last year,” said Dan Hansen, Summit’s President and CEO. “Our operational team continues to drive initiatives that deliver strong operational performance and we remain confident in achieving full-year margin expansion at the high end of the 50 to 100 basis point range communicated at the beginning of the year. We are thrilled with the progress of our capital recycling program as we continue to enhance our portfolio with higher RevPAR assets with greater margins in strategic markets that exhibit strong growth profiles,” commented Mr. Hansen.

Third Quarter 2015 Highlights

•	Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) in the third quarter of 2015 grew to $106.27, an increase of 4.9 percent over the same period of 2014. Pro forma average daily rate (“ADR”) grew to $133.33 in the third quarter of 2015, an increase of 5.1 percent from the same period of 2014. Pro forma occupancy decreased by 0.2 percent to 79.7 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA in the third quarter of 2015 grew to $47.1 million, an increase of 5.5 percent over the same period in 2014.

•	Pro Forma Hotel EBITDA Margin: Pro forma hotel EBITDA margin contracted by 38 basis points in the third quarter of 2015 to 37.4 percent compared with the same period of 2014.

•	Same-Store RevPAR: Same-store RevPAR in the third quarter of 2015 grew to $100.21, an increase of 4.6 percent over the same period in 2014. Same-store ADR in the third quarter of 2015 grew to $125.93, an increase of 4.0 percent from the same period of 2014. Same-store occupancy increased by 0.6 percent in the third quarter of 2015 to 79.6 percent compared to the same period in 2014.

•	Adjusted EBITDA: Adjusted EBITDA increased to $43.7 million in the third quarter of 2015 from $36.7 million in the same period of 2014, an increase of $7.0 million or 19.1 percent.

•	Adjusted FFO: Adjusted Funds from Operations (“AFFO”) for the third quarter of 2015 increased to $32.0 million, or $0.37 per diluted unit, which is a 24.6 percent increase from the same period of 2014.

•	Net Income: Net Income attributable to common stockholders in the third quarter of 2015 increased to $9.4 million, or $0.11 per diluted share, compared to a net loss of $0.4 million, or $(0.01) per diluted share, in the same period of 2014.

•	Acquisitions: The Company acquired two hotels during the third quarter of 2015 comprising 242 guestrooms, for a total purchase price of $56.8 million.

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The Company’s results for the three and nine months ended September 30, 2015 and 2014 included the following:

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
	($ in thousands, except per unit and RevPAR data) Unaudited
Total Revenue	$125,091	$109,256	$353,416	$304,325
Net Income (Loss) to Common Stockholders	$9,393	$(434)	$27,837	$3,705
EBITDA [1]	$37,535	$27,439	$110,907	$85,238
Adjusted EBITDA [1]	$43,735	$36,733	$119,940	$99,561
FFO [1]	$26,922	$24,326	$77,717	$61,428
Adjusted FFO [1]	$32,006	$25,689	$84,923	$66,788
FFO Per Diluted Unit [1,2]	$0.31	$0.28	$0.89	$0.71
Adjusted FFO Per Diluted Unit [1,2]	$0.37	$0.30	$0.98	$0.77

Pro Forma [3]
RevPAR	$106.27	$101.30	$104.53	$96.90
RevPAR Growth	4.9%		7.9%
Hotel EBITDA	$47,139	$44,697	$135,372	$122,294
Hotel EBITDA Margin	37.4%	37.8%	37.0%	36.4%
Hotel EBITDA Margin Growth	-38 bps		58 bps

[1]	See tables later in this press release for a discussion and reconciliation of net income (loss) to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), FFO per diluted unit, adjusted FFO (“AFFO”), and AFFO per diluted unit, as well as a discussion of hotel EBITDA (hotel revenues less hotel operating expenses). Non-GAAP financial measures are unaudited.

[2]	Based on 87,065,000 weighted average diluted units and 86,942,000 weighted average diluted units for the three months ended September 30, 2015 and 2014, respectively, and 87,000,000 weighted average diluted units and 86,755,000 weighted average diluted units for the nine months ended September 30, 2015 and 2014, respectively. In this press release, references to “per share” or “diluted units” mean diluted shares of the Company’s common stock and common units of limited partnership interest in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company. In general, common units held by limited partners other than the Company are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

[3]	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 95 hotels owned as of September 30, 2015 as if each hotel had been owned by the Company since January 1, 2014. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2014 for periods prior to the Company’s ownership. Non-GAAP financial measures are unaudited.

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Year-To-Date 2015 Highlights

•	Pro Forma RevPAR: Pro forma RevPAR in the first nine months of 2015 grew to $104.53, an increase of 7.9 percent over the same period in 2014. Pro forma ADR grew to $133.37, an increase of 6.6 percent from 2014. Pro forma occupancy increased by 1.2 percent to 78.4 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA for the first nine months of 2015 was $135.4 million, an increase of 10.7 percent over the same period in 2014.

•	Pro Forma Hotel EBITDA Margin: Pro forma hotel EBITDA margin in the first nine months of 2015 expanded by 58 basis points to 37.0 percent compared with the same period in 2014.

•	Same-Store RevPAR: Same-store RevPAR in the first nine months of 2015 grew to $100.03, an increase of 8.7 percent over the same period in 2014. Same-store ADR grew to $127.80, an increase of 6.8 percent from the first nine months of 2014. Same-store occupancy increased by 1.7 percent to 78.3 percent.

•	Adjusted EBITDA: Adjusted EBITDA increased to $119.9 million in the first nine months of 2015 from $99.6 million in the same period in 2014, an increase of $20.4 million or 20.5 percent.

•	Adjusted FFO: AFFO for the first nine months of 2015 increased 27.2 percent to $84.9 million, or $0.98 per diluted unit.

•	Net Income: Net income attributable to common stockholders in the first nine months of 2015 increased to $27.8 million, or $0.32 per diluted share, compared to $3.7 million, or $0.04 per diluted share, in the same period of 2014.

•	Acquisitions: The Company acquired five hotels in the first nine months of 2015 with a total of 707 guestrooms, for a total purchase price of $154.8 million.

Summit vs. Industry Results (% change)
Nine Months Ended September 30, 2015
	Occupancy	ADR	RevPAR

Summit Pro Forma (95 hotels)	1.2%	6.6%	7.9%

Summit Same-Store (84 hotels)	1.7%	6.8%	8.7%

STR Overall US*	2.0%	4.7%	6.7%

STR Upscale*	0.9%	5.2%	6.1%

*Source: Smith Travel Research Monthly Hotel Review, Volume 15, Issue M9

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Acquisitions

During the third quarter of 2015, the Company acquired two hotels with an aggregate of 242 guestrooms for a total purchase price of $56.8 million. The Company entered into management agreements with Interstate Hotels & Resorts for the acquisitions completed in the quarter.

•	On July 24, 2015, the Company acquired the 141-guestroom Residence Inn located in Baltimore (Hunt Valley), Maryland for $31.1 million and anticipates spending approximately $1.5 million on capital improvements through the end of 2016.	Residence Inn Baltimore (Hunt Valley), MD

•	Also on July 24, 2015, the Company acquired the 101-guestroom Residence Inn located in Branchburg, New Jersey for $25.7 million and anticipates spending approximately $1.1 million on capital improvements through the end of 2016.

Dispositions

At September 30, 2015, the Company was under contract to sell a portfolio portfolio of 26 hotels, containing 2,793 guestrooms, to affiliates of American Realty Capital Hospitality Trust, Inc. (“ARCH”) for an total sales price of $347.4 million. The aggregate sales price of $347.4 million represents a capitalization rate of 7.5 percent, including estimated capital improvements, for the trailing twelve months ended September 30, 2015.

Capital Investment

The Company invested $8.4 million in capital improvements during the third quarter of 2015. Among the properties renovated during the quarter, the scope of work ranged from common space improvements to complete guestroom renovations, including furniture, soft goods and guest bathrooms.

Balance Sheet and Capital Activity

At September 30, 2015, the Company had the following:

•	Total outstanding debt of $770.0 million, with a weighted average interest rate of 3.97 percent.

•	The Company’s maximum borrowing capacity was $300.0 million under the senior unsecured credit facility, including both the revolver and term loan portions of the facility, with $185.0 million outstanding and $115.0 million available to borrow.

•	Total net debt, which the Company defines as total outstanding debt less cash and cash equivalents, to trailing twelve month adjusted EBITDA was 5.0x.

At October 28, 2015, the Company had the following:

•	Total outstanding debt of $689.8 million, with a weighted average interest rate of 3.94 percent.

•	The Company’s maximum borrowing capacity was $300.0 million under the senior unsecured credit facility, including both the revolver and term loan portions of the facility, with $155.0 million outstanding and $145.0 million available to borrow.

•	Total net debt to trailing twelve month adjusted EBITDA was 4.4x.

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Dividends

On October 30, 2015, the Company declared a quarterly cash dividend of:

•	$0.1175 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP.

•	$0.578125 per share on its 9.25 percent Series A Cumulative Redeemable Preferred Stock.

•	$0.4921875 per share on its 7.875 percent Series B Cumulative Redeemable Preferred Stock.

•	$0.4453125 per share on its 7.125 percent Series C Cumulative Redeemable Preferred Stock.

The dividends are payable on November 30, 2015 to holders of record as of November 16, 2015.

Subsequent Events

On October 15, 2015, the Company completed the sale of tranche one to affiliates of ARCH, which included 10 hotels containing 1,090 guestrooms, for a combined price of approximately $150.1 million. The sale of the remaining 16 hotels, totaling 1,703 guestrooms, is scheduled to close in two separate tranches totaling $197.3 million, with expected sales dates in December 2015 and the first quarter 2016. The agreements are subject to customary and standard closing conditions. Accordingly, no assurance can be given that the sale of the remaining 16 hotels will be completed on the anticipated timeframe or at all.

Since the transaction to sell 26 hotels was announced in June 2015, the Company has completed $198.8 million of acquisitions and has an additional $109.0 million of acquisitions under contract. The agreements for the properties under contract contain customary and standard closing conditions. Accordingly, no assurance can be given that any of the properties under contract will be completed.

On October 19 and October 20, 2015, the Company acquired two hotels for a total purchase price of $83.0 million and entered into management agreements with Interstate Hotels & Resorts. The 156-guestroom Hyatt House located in Miami, Florida was acquired for $39.0 million and the Company anticipates spending approximately $4.8 million on capital improvements during 2016. The 179-guestroom Courtyard by Marriott located in Atlanta (Decatur), Georgia was acquired for $44.0 million and the Company expects to spend approximately $0.5 million on capital improvements during 2016.

“The successful transformation of our portfolio through the recycling of capital continues. We expect the acquisition of these two hotels, which represent a 53 percent RevPAR premium and 470 basis point hotel EBITDA margin premium compared to the 26 hotels included in the ARCH transaction, to provide additional strength to the embedded growth of our portfolio,” noted Mr. Hansen.	Courtyard by Marriott Atlanta (Decatur), GA

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2015 Outlook

“We remain encouraged by strong RevPAR metrics across the lodging industry through October and are reaffirming the midpoint of our full-year pro forma RevPAR growth outlook and increasing the midpoint of our full-year same-store RevPAR growth outlook,” said Hansen.

The Company is providing its outlook for the fourth quarter and full year 2015 based on its 87 hotels owned as of October 31, 2015. The outlook assumes no additional hotels are acquired or sold.

FOURTH QUARTER 2015
($ in thousands, except RevPAR and per unit data)
	Low	High
Pro forma RevPAR (87) [1]	$96.00	$98.00
Pro forma RevPAR growth (87) [1]	4.00%	6.00%
RevPAR (same-store 74) [2]	$89.00	$91.00
RevPAR growth (same-store 74) [2]	4.00%	6.00%
Adjusted FFO	$19,200	$20,900
Adjusted FFO per diluted unit [3]	$0.22	$0.24

FULL YEAR 2015
($ in thousands, except RevPAR and per unit data)
	Low	High
Pro forma RevPAR (87) [1]	$103.75	$104.25
Pro forma RevPAR growth (87) [1]	6.75%	7.25%
RevPAR (same-store 74) [2]	$98.00	$98.50
RevPAR growth (same-store 74) [2]	7.50%	8.00%
Adjusted FFO	$104,400	$106,200
Adjusted FFO per diluted unit [3]	$1.20	$1.22
Capital improvements	$41,000	$44,000

¹ Pro forma outlook information includes operating results for 87 hotels owned by the Company as of October 31, 2015 as if each hotel had been owned by the Company since January 1, 2014. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

2 Same-store outlook information includes operating results for 74 hotels owned by the Company as of January 1, 2014 and at all times since.

3 Assumes weighted average diluted units outstanding of 87,100,000 for the fourth quarter and 87,000,000 for the full year of 2015.

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Third Quarter 2015 Earnings Conference Call

The Company will conduct its quarterly conference call on Tuesday, November 3, 2015 at 9:00 a.m. ET. To participate in the conference call, please dial 877-930-8101. The conference identification code for the call is 51856806. Additionally, a live webcast of the call will be available through the Company’s website, www.shpreit.com. A replay of the conference call will be available until 11:59 p.m. ET on Tuesday, November 10, 2015 by dialing 855-859-2056; conference identification code 51856806. A replay of the conference call will also be available on the Company’s website until February 3, 2016.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly-traded real estate investment trust focused primarily on acquiring and owning premium-branded, select-service hotels in the Upscale and Upper-midscale segments of the lodging industry. As of October 31, 2015, the Company’s portfolio consisted of 87 hotels with a total of 11,420 guestrooms located in 24 states.

For additional information, please visit the Company’s website, www.shpreit.com, and follow the Company on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

Vice President – Finance

Summit Hotel Properties

(512) 538-2325

WA
OR
CA
NV
ID
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
KY
TN
MS
AL
OH
WV
VA
NC
SC
GA
FL
PA
NY
VT
NH
ME
MA
CT
NJ
DE
MD
Existing Portfolio (87) 1

1 Includes all acquisitions and dispositions closed as of October 31, 2015

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize embedded growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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SUMMIT HOTEL PROPERTIES, INC.

Consolidated Balance Sheets

(Amounts in thousands)

	September 30,	December 31,
	2015	2014
ASSETS	(Unaudited)

Investment in hotel properties, net	$1,267,121	$1,339,415
Investment in hotel properties under development	-	253
Land held for development	5,742	8,183
Assets held for sale	216,335	300
Cash and cash equivalents	31,954	38,581
Restricted cash	28,904	34,395
Trade receivables	12,370	7,681
Prepaid expenses and other	21,532	6,423
Deferred charges, net	9,592	9,641
Other assets	16,150	14,152
Total assets	$1,609,700	$1,459,024

LIABILITIES AND EQUITY
Liabilities:
Debt	$770,040	$626,533
Accounts payable	4,304	7,271
Accrued expenses	47,087	38,062
Other liabilities	3,484	1,957
Total liabilities	824,915	673,823

Equity:
Total stockholders' equity	780,429	779,611
Non-controlling interests in operating partnership	4,356	5,590
Total equity	784,785	785,201
Total liabilities and equity	$1,609,700	$1,459,024

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SUMMIT HOTEL PROPERTIES, INC.

Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Room revenue	$118,292	$103,155	$333,431	$287,387
Other hotel operations revenue	6,799	6,101	19,985	16,938
Total revenues	125,091	109,256	353,416	304,325

Expenses:
Hotel operating expenses:
Room	29,428	26,365	82,663	76,042
Other direct	17,073	15,376	47,968	40,610
Other indirect	31,893	26,451	92,308	78,068
Total hotel operating expenses	78,394	68,192	222,939	194,720
Depreciation and amortization	15,916	16,435	46,583	47,753
Corporate general and administrative	6,897	5,742	16,775	15,364
Hotel property acquisition costs	837	69	950	778
Loss on impairment of assets	1,115	8,187	1,115	8,847
Total expenses	103,159	98,625	288,362	267,462
Operating income	21,932	10,631	65,054	36,863

Other income (expense):
Interest expense	(8,083)	(7,235)	(22,985)	(21,198)
Other income (expense), net	(59)	797	15	1,083
Total other expense, net	(8,142)	(6,438)	(22,970)	(20,115)
Income from continuing operations before income taxes	13,790	4,193	42,084	16,748
Income tax expense	(184)	(427)	(1,586)	(834)
Income from continuing operations	13,606	3,766	40,498	15,914
Income (loss) from discontinued operations	-	(59)	-	278
Net income	13,606	3,707	40,498	16,192

Income attributable to non-controlling interests:
Operating partnership	66	(6)	220	45
Joint venture	-	-	-	1
Net income attributable to Summit Hotel Properties, Inc.	13,540	3,713	40,278	16,146
Preferred dividends	(4,147)	(4,147)	(12,441)	(12,441)
Net income (loss) attributable to common stockholders	$9,393	$(434)	$27,837	$3,705

Basic and diluted net income (loss) per share	$0.11	$(0.01)	$0.32	$0.04

Weighted average common shares outstanding:
Basic	85,995	85,303	85,844	85,192
Diluted	87,065	85,303	87,000	85,704

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SUMMIT HOTEL PROPERTIES, INC.

Discontinued Operations Summary

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended September 30,	For the Nine Months Ended September 30,
	2014	2014
Revenues	$847	$3,128
Hotel operating expenses	746	2,304
Depreciation and amortization	4	13
Loss on impairment of assets	-	400
Operating income	97	411
Other expense	(188)	(171)
Income (loss) before taxes	(91)	240
Income tax benefit	32	38
Income (loss) from discontinued operations	$(59)	$278

Income (loss) from discontinued operations attributable to non-controlling interest	$(1)	$3

Income (loss) from discontinued operations attributable to common stockholders	$(58)	$275

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SUMMIT HOTEL PROPERTIES, INC.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations

(Amounts in thousands except per diluted unit)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$13,606	$3,707	$40,498	$16,192
Preferred dividends	(4,147)	(4,147)	(12,441)	(12,441)
Net income (loss) applicable to common shares and units	9,459	(440)	28,057	3,751

Depreciation (2)	15,840	16,316	46,286	47,402
Loss on impairment of assets	1,115	8,187	1,115	9,247
(Gain) loss on disposal of assets	1	(256)	712	(284)
Non-controlling interest in joint venture	-	-	-	(1)
Adjustments related to joint venture	-	-	-	(204)
NAREIT defined FFO applicable to common shares and units	26,415	23,807	76,170	59,911

Amortization of deferred financing costs	431	396	1,250	1,153
Amortization of franchise fees (2)	76	123	297	364
FFO applicable to common shares and units	$26,922	$24,326	$77,717	$61,428
FFO per common share and unit (1)	$0.31	$0.28	$0.89	$0.71

Equity based compensation	1,960	1,075	3,968	2,843
Hotel property acquisition costs	837	69	950	778
Debt transaction costs	337	-	337	-
(Gain) loss on derivative instruments	0	(1)	1	-
Expenses related to improvement of internal controls	-	-	-	956
Expenses related to the transition of directors and officers	1,950	220	1,950	783
AFFO applicable to common shares and units	$32,006	$25,689	$84,923	$66,788
AFFO per common share and unit (1)	$0.37	$0.30	$0.98	$0.77

Weighted average diluted common shares and units (1)	87,065	86,942	87,000	86,755

[1]	The Company includes the outstanding common units of limited partnership interest (“OP units”) in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

[2]	The summation of these line items represents Depreciation and amortization as reported on our Consolidated Statements of Operations for the periods presented.

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SUMMIT HOTEL PROPERTIES, INC.

Reconciliation of Net Income to Non-GAAP Measures – EBITDA

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Net Income	$13,606	$3,707	$40,498	$16,192
Depreciation and amortization	15,916	16,439	46,583	47,766
Interest expense	8,083	7,235	22,985	21,198
Interest income	(254)	(337)	(745)	(509)
Income tax expense	184	395	1,586	796
Non-controlling interest in joint venture	-	-	-	(1)
Adjustments related to joint venture	-	-	-	(204)
EBITDA	$37,535	$27,439	$110,907	$85,238

Equity based compensation	1,960	1,075	3,968	2,843
Hotel property acquisition costs	837	69	950	778
Loss on impairment of assets	1,115	8,187	1,115	9,247
Debt transaction costs	337	-	337	-
(Gain) loss on disposal of assets	1	(256)	712	(284)
(Gain) loss on derivative instruments	0	(1)	1	-
Expenses related to improvement of internal controls	-	-	-	956
Expenses related to the transition of directors and executive officers	1,950	220	1,950	783
Adjusted EBITDA	$43,735	$36,733	$119,940	$99,561

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SUMMIT HOTEL PROPERTIES, INC.

Pro Forma 1 Operational and Statistical Data

(Dollars in thousands, except operating metrics)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenues:
Room revenue	$119,035	$111,456	$345,169	$316,195
Other hotel operations revenue	6,868	6,710	20,677	19,576
Total revenues	125,903	118,166	365,846	335,771

EXPENSES
Hotel operating expenses:
Rooms	29,566	28,405	85,457	83,367
Other direct	17,154	16,566	49,589	44,522
Other indirect	32,044	28,498	95,428	85,588
Total Operating Expenses	78,764	73,469	230,474	213,477
Hotel EBITDA	$47,139	$44,697	$135,372	$122,294

	2014	2015			Trailing Twelve Months Ended September 30,
	Q4	Q1	Q2	Q3	2015

Room revenue	$98,657	$105,995	$120,139	$119,035	$443,826
Other revenue	6,488	6,545	7,264	6,868	27,165
Total Revenue	$105,145	$112,540	$127,403	$125,903	$470,991

Hotel EBITDA	$34,836	$39,941	$48,292	$47,139	$170,208
EBITDA Margin	33.1%	35.5%	37.9%	37.4%	36.1%

Rooms occupied	786,383	799,357	895,925	892,772	3,374,437
Rooms available	1,100,228	1,076,465	1,105,393	1,120,100	4,402,186

Occupancy	71.5%	74.3%	81.1%	79.7%	76.7%
ADR	$125.46	$132.60	$134.09	$133.33	$131.53
RevPAR	$89.67	$98.47	$108.68	$106.27	$100.82

[1]	Pro forma information includes operating results for 95 hotels owned as of September 30, 2015 as if each hotel had been owned by the Company since January 1, 2014. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

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SUMMIT HOTEL PROPERTIES, INC.

Pro Forma 1 and Same-Store 2 Statistical Data

(Unaudited)

	For the Three months ended September 30,		For the Nine months ended September 30,
	2015	2014	2015	2014
Pro Forma [1] (95 hotels)
Rooms occupied	892,772	878,527	2,588,054	2,527,840
Rooms available	1,120,100	1,100,221	3,301,958	3,263,033
Occupancy	79.7%	79.9%	78.4%	77.5%
ADR	$133.33	$126.87	$133.37	$125.09
RevPAR	$106.27	$101.30	$104.53	$96.90

Occupancy growth	-0.2%		1.2%
ADR growth	5.1%		6.6%
RevPAR growth	4.9%		7.9%

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Same-Store [2] (84 hotels)
Rooms occupied	766,862	762,050	2,238,164	2,198,139
Rooms available	963,700	963,233	2,859,380	2,856,989
Occupancy	79.6%	79.1%	78.3%	76.9%
ADR	$125.93	$121.08	$127.80	$119.62
RevPAR	$100.21	$95.79	$100.03	$92.04

Occupancy growth	0.6%		1.7%
ADR growth	4.0%		6.8%
RevPAR growth	4.6%		8.7%

[1]	Pro forma information includes operating results for 95 hotels owned as of September 30, 2015 as if each hotel had been owned by the Company since January 1, 2014. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

[2]	Same-store information includes operating results for 84 hotels owned by the Company as of January 1, 2014 and at all times during the three and nine months ended September 30, 2015 and 2014.

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Non-GAAP Financial Measures

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO represents net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, impairment, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Unless otherwise indicated, we present FFO applicable to common shares and common units. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and impairment losses, it provides a performance measure that, when compared year over year, reflects the effect to operations from trends in occupancy, room rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs from the NAREIT definition and may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs because, in addition to the amount of depreciation and amortization we add back to net income or loss, we also add back the amortization of deferred financing costs and amortization of franchise application fees. FFO, whether computed in accordance with NAREIT’s definition or our definition, should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Where indicated in this release, FFO is based on our definition of FFO and not the NAREIT definition of FFO unless otherwise indicated.

We further adjust FFO for certain additional items that are not included in the definition of FFO, such as hotel transaction and pursuit costs, equity based compensation, loan transaction costs, prepayment penalties and certain other expenses, which we refer to as AFFO. We believe that AFFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

We caution investors that amounts presented in accordance with our definitions of FFO and AFFO may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO and AFFO should be considered along with, but not as an alternative to, net income (loss) as a measure of our operating performance. FFO and AFFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that FFO and AFFO can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable GAAP measure such as net income (loss). Above we have included a quantitative reconciliation of FFO and AFFO to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

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EBITDA, Adjusted EBITDA and Hotel EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as one measure in determining the value of acquisitions and dispositions. We further adjust EBITDA by adding back hotel transaction and pursuit costs, equity based compensation, impairment losses and certain other nonrecurring expenses. We believe that adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to discontinued operations, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, adjusted EBITDA and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, adjusted EBITDA and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, adjusted EBITDA and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, adjusted EBITDA and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above we include a quantitative reconciliation of EBITDA and adjusted EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss). Because hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. Accordingly, hotel EBITDA has not been reconciled back to net income or loss, or any other GAAP measure, and hotel EBITDA should not be relied on as a measure of performance for our portfolio of hotels taken as a whole. Dollar amounts in such reconciliation are in thousands.

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